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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Corporate Office Properties Trust
(Exact name of Registrant specified in its Charter)

Maryland (State of Incorporation or Organization)	23-2947217 (IRS Employer Identification No.)
8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045 (Address of principal executive offices) Zip Code

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.    ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.    ☐

        Securities Act registration statement file number to which this form relates:    333-108785

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's Series H Cumulative Redeemable Preferred Shares of Beneficial Interest to be registered is incorporated by reference to the prospectus supplement to prospectus dated September 22, 2003, which was filed on December 12, 2003, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) (File No. 333-108785).
Item 2.	Exhibits.
3.1	Amended and Restated Declaration of Trust of Registrant (filed with Registrant's Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).
3.2	Articles of Amended and Restated Declaration of Trust (filed with the Registrant's Annual Report on Form 10-K on March 22, 2002 and incorporated herein by reference).
3.2	Bylaws of Registrant (filed with Registrant's Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).
3.3
Articles Supplementary of Registrant's Series B Cumulative Redeemable Preferred Shares, dated July 2, 1999 (filed with Registrant's Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).
3.4
Articles Supplementary of Registrant's Series D Cumulative Convertible Redeemable Preferred Shares, dated January 25, 2001 (filed with Registrant's Annual Report on Form 10-K on March 22, 2001 and incorporated herein by reference).
3.5
Articles Supplementary of Registrant's Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with Registrant's Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).
3.6
Articles Supplementary of Registrant's Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with the Registrant's Current Report on Form 8-K on September 14, 2001 and incorporated herein by reference).
3.7
Articles Supplementary of Registrant's Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with the Registrant's Current Report on Form 8-K on August 7, 2003 and incorporated herein by reference).
3.8
Articles Supplementary of Registrant's Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Registrant's Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ JOHN H. GURLEY
	Name:	John H. Gurley
Dated: December 12, 2003		Title:	Secretary, Senior Vice President and General Counsel

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SIGNATURE